Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2010 and Guidance for Fiscal Year 2011

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2010	Six Months Ended August 31, 2010

Net Sales	$99,591,069	$177,065,615

Cost of Sales	70,538,383	124,449,456

Selling, General and Administrative	12,230,450	24,504,785
Interest Expense	1,768,129	3,459,244
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(47,688)	(57,118)
Other (Income) Expense, Net	(396,462)	(760,412)
	84,092,812	151,595,955

Income Before Income Taxes	15,498,257	25,469,660
Income Tax Expense	5,851,502	9,449,416

Net Income	$9,646,755	$16,020,244

Income Per Share:
Basic	$.77	$1.29
Diluted	$.77	$1.27

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended August 31, 2010

Current assets:
Cash and cash equivalents	$8,836,398
Accounts receivable	55,863,551
Allowance for doubtful accounts	(747,439)
Inventories	52,853,927
Costs and estimated earnings in excess of billings on uncompleted contracts	11,030,912
Deferred income taxes	7,675,579
Prepaid expenses and other receivables	16,531,700
Total current assets	152,044,628

Net property, plant, and equipment	124,372,383

Goodwill, less accumulated amortization	112,505,842

Intangibles and Other Assets	44,363,914

$433,286,767

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$18,065,343
Accrued liabilities	31,358,039
Total current liabilities	49,423,382

Long-term debt due after one year	112,000,000

Deferred income taxes	31,260,094

Shareholders’ equity	240,603,291

$433,286,767

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended August 31, 2010

Net cash provide by operating activities	$8,013,481

Net cash used in investing activities	(109,403,308)

Net cash provided by (used in) financing activities	(407,861)

Effect of exchange rate changes on cash	27,057

Net (decrease) increase in cash and cash equivalents	(101,770,631)

Cash and cash equivalents at beginning of period	110,607,029

Cash and cash equivalents at end of period	$8,836,398

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2010	Six Months Ended August 31, 2010
Net sales:
Electrical and Industrial Products	$40,768	$77,929
Galvanizing Services	58,823	99,137
	99,591	177,066

Segment operating income (a):
Electrical and Industrial Products	7,538	14,148
Galvanizing Services	15,241	26,715
	22,779	40,863

General corporate expenses (b)	5,515	11,967
Interest expense	1,768	3,459
Other (income) expense, net (c)	(2)	(33)
	7,281	15,393

Income Before Taxes	$15,498	$25,470

Total assets:
Electrical and Industrial Products	$123,866	$123,866
Galvanizing Services	271,847	271,847
Corporate	37,574	37,574
	$433,287	$433,287

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2010	Projected Year Ended February 28, 2011
Net Sales:
Electrical and Industrial Products	$77,929	$163,000 to $168,000
Galvanizing Services	$99,137	$222,000 to $227,000
Total Sales	$177,066	$385,000 to $395,000

Diluted earnings per share	$1.27	$2.70 to $2.85

Net Sales by Market Segment:
Power Generation		17.5%
Transmission and Distribution		27.0%
Industrial		55.5%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		21%
Transmission and Distribution		44%
Industrial		35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		11%
Industrial		32%
Bridge and Highway		9%
Petro Chemical		18%

Operating Margins:
Electrical and Industrial Products	18.2%	15% to 17%
Galvanizing Services	27.0%	25% to 26%

Cash Provided By (Used In)Operations	$8,000	$40,000
Capital Expenditures	$5,500	$20,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$10,300	$20,000
Total Bank Debt	$112,000	$100,000

Cash Dividend	$6,200	$12,400

Percent of Business By Segment:
Electrical and Industrial Products	44%	43%
Galvanizing Services	56%	57%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/10	$109,918
Bookings		78,603
Shipments		77,475
Backlog	5/31/10	$111,046
Book to Ship Ratio		1.01
Bookings		95,033
Shipments		99,591
Backlog	8/31/10	$106,488
Book to Ship Ratio		.95